Exhibit Index

Exhibit No. 99.1 Press release, dated January 16, 2008 issued by Franklin Electric Co., Inc.

For Immediate Release
For Further Information
Refer to: Thomas J. Strupp
260-824-2900

FRANKLIN ELECTRIC COMPANY
ELECTS DAVID T. BROWN TO BOARD

Bluffton, Indiana - January 16, 2008 - The board of directors of Franklin Electric Co., Inc. (NASDAQ: FELE) has elected David T. Brown to be a director of the company.

Mr. Brown recently retired from his position as the President and Chief Executive Officer of Owens Corning. Owens Corning is a world leader in building materials systems and composite solutions with operations in more than 300 locations globally. Mr. Brown earned his BS in Economics from Purdue University in 1970. In addition to his role as a director for Franklin Electric, Mr. Brown is a member of the board of directors of BorgWarner, Inc.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to the Company’s financial results, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 30, 2006, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.